EXHIBIT 99.3
To Form 8-K dated January 28, 2010

Seacoast Banking Corporation of Florida

Fourth Quarter 2009

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2008 and in our quarterly report on Form 10-Q/A for the period ending September 30, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Highlights

•	In the fourth quarter the company completed a successful sale of 6 million shares of common stock for aggregate proceeds of $13.5 million to a private equity firm;

•	Solid capital position with estimated tangible common equity (TCE) of 6.3%, assuming recapture of DTA valuation allowance of $29.6 million;

•	Encouraging asset quality trends with lower nonperforming loans and early stage delinquencies;

•	Significant nonperforming loan decline from $154.0 million at September 30, 2009 to $97.9 million during the quarter; first significant decline this cycle;

•	Deposit growth (excluding brokered certificates of deposit other than CDARS*) of $29.8 million in the fourth quarter;

•	Liquidity remains strong with low cost core funding from deposits and sweep repos;

•	Cost of deposits declined 9 basis points to 1.15%; total interest bearing liabilities down 12 basis points to 1.38%;

•	The impact of asset quality deterioration and weak demand on revenue was offset with better deposit mix and growth in low cost deposits;

•	Focus remains on core deposit growth, risk mitigation and expense management;

•	Expenses well managed; core operating expenses are declining; however, credit related expenses continued to impact results.

• Certificate of Deposit Account Registry Service (CDARS) deposits

Capital Ratios
Received proceeds of $13.5 million from common stock issuance in 4Q-2009

	4Q-2009	3Q-2009	2Q-2009	1Q-2009
	Estimate	Actual	Actual	Actual
Tier 1 Capital Ratio	13.95%	14.94%	11.83%	12.72%
Total Risk Based Capital Ratio	15.22%	16.22%	13.41%	14.00%
YTD Average Equity to YTD Average Assets	8.92%	9.18%	9.40%	9.45%
Tangible Equity to Tangible Assets	6.97%	8.24%	6.75%	7.05%
Tangible Common Equity to Tangible Assets	4.88%*	6.14%	4.66%	5.09%
Tangible Common Equity to Risk Weighted Assets	7.42%	8.84%	6.29%	7.08%

• 6.3% with DTA valuation allowance recapture

Funding & Liquidity
Stable Funding Profile and Very Strong Liquidity Position

Funding

•	Deposits and sweep repo base -Customer deposits and sweep repos increase $67 million from September 30, 2009 to $1.858 billion (1) -Customer deposits and sweep repos compose 93% of total funding (2)
Liquidity

•	Daily overnight borrowing position maintained at zero since year-end 2008

•	On balance sheet cash liquidity averaged approximately $197 million for the fourth quarter

•	Combined available contingent liquidity from the Federal Reserve, FHLB, and free securities approximately $500 million

(1)	Excludes brokered deposits; but includes Certificate of Deposit Account Registry Service (CDARS) deposits

(2)	Total funding includes customer deposits, broker deposits, sweep repos, borrowed funds and subordinated debt.

Noninterest Expense
Controllable Expenses Well Managed

	($ in thousands)			4Q 2009	4Q 2009
	4Q–2009	3Q–2009	3Q–2008	vs 3Q 2009	vs 4Q 2008
Noninterest Expenses (1)	$20,868	$20,506	$20,733	1.8%	0.7%
Nonrecurring:
Severance	46	142	28
Professional fees	832	—	445
Legal settlement	—	—	118
Branch closures	905	—	206
Other	—	21	—
Total nonrecurring expenses	$1,783	$163	797
Adjusted Noninterest Expense	$19,085	$20,343	$19,936	-6.2%	-4.3%
FDIC Expense	1,042	1,007	1,034
Net loss on OREO and other asset dispositions	1,415	2,065	583
Credit Costs (2)	818	964	791

Controllable Expenses	$15,810	$16,307	$17,528	-3.0%	-9.8%

(1) Excludes goodwill impairment
(2) Includes credit and collections

Net Interest Margin

(Dollars in thousands)	Q4-08	Q1-09	Q2-09	Q3-09	Q4-09
Net Interest Margin	3.32%	3.44%	3.65%	3.74%	3.37%

•	Focus on deposit pricing benefited margin, but was offset by compression associated with NPAs and weak loan demand.

•	Based on current assumptions, margin expected to be relatively stable with some expansion possible.

Service Area

•	Seminole County

•	Orange County

•	Brevard County

•	Indian River County

•	Okeechobee County

•	St. Lucie County

•	Martin County

•	Palm Beach County

•	Broward County

•	Hardee County

•	Highlands County

•	Desoto County

•	Glades County

•	Hendry County